Exhibit 99.3

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of March 12, 2023, is by and among (i) Pfizer Inc., a Delaware corporation (“Parent”), (ii) Seagen Inc., a Delaware corporation (the “Company”), and (iii) Baker Bros. Advisors LP (the “Advisor”), on behalf of itself and the persons listed on Schedule A hereto in their capacity as record or beneficial owners of Common Shares (as defined below) (each, a “Stockholder” and, collectively, the “Stockholders”). Each of Parent, the Company and the Advisor are sometimes referred to as a “Party.”

RECITALS

A. Concurrently with the execution and delivery of this Agreement, Parent, the Company and Aris Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub), are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company, with the Company being the surviving corporation (the “Merger”);

B. As of the date hereof, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.001 per share, of the Company (the “Common Shares”) set forth next to such Stockholder’s name on Schedule A hereto, being all of the Common Shares owned of record or beneficially by such Stockholder as of the date hereof (with respect to such Stockholder, the “Owned Shares,” and the Owned Shares together with any additional Common Shares that such Stockholder may acquire record and/or beneficial ownership of after the date hereof (including pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Common Shares by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction), such Stockholder’s “Covered Shares”);

C. The Advisor has sole voting and dispositive power with respect to all of the Owned Shares; and

D. In connection with the execution by Parent and Merger Sub of the Merger Agreement, the Advisor has agreed to enter into this Agreement with respect to the Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

1.1. “Expiration Time” shall mean the earlier to occur of (a) the Effective Time, (b) such time as the Merger Agreement is terminated in accordance with the terms of Section 8 of the Merger Agreement, (c) the termination of this Agreement by written agreement of all of the Parties, (d) the date on which any amendment to the Merger Agreement is effected, or any waiver of the Company’s rights under the Merger Agreement is granted, in each case without the Advisor’s prior written consent, that (i) diminishes (in any amount) the Merger Consideration to be received by stockholders of the Company, (ii) changes the form of the Merger Consideration payable to the stockholders of the Company, (iii) extends the Outside Date beyond December 31, 2024 or (iv) imposes any additional conditions or obligations that would reasonably be expected to prevent or impede the consummation of the Merger by the Outside Date.

1.2. “Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, or other transfer (by operation of Law or otherwise), either voluntary or involuntary, or entry into any option or other Contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement); (b) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney (other than this Agreement) with respect to such Covered Shares; or (c) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), or (b) above; provided, that liens on Covered Shares in favor of a bank or broker-dealer, in each case holding custody of Covered Shares in the ordinary course of business, shall not be considered a Transfer hereunder, provided that any transfer as a result of the exercise of remedies under such liens shall be deemed to be a Transfer.

2. Agreement to Not Transfer the Covered Shares; No Inconsistent Arrangements.

2.1. No Transfer of Covered Shares. Until the Expiration Time, the Advisor agrees that neither the Advisor nor any Stockholder shall Transfer or cause or permit the Transfer of any Covered Shares of any Stockholder, other than with the prior written consent of Parent; provided that the Advisor and any Stockholder may, without the consent of Parent, (i) Transfer Covered Shares to any controlled affiliate of the Advisor or any Stockholder, (ii) Transfer up to 4,000,000 Covered Shares in connection with a pro rata distribution of Covered Shares held by 667, L.P. to its partners, (iii) Transfer up to 1,400,000 Covered Shares to any charitable foundation or organization and (iv) subsequent to the date that the Company Required Vote is obtained, Transfer up to 4,700,000 Covered Shares in any calendar year to any other Person or Persons; provided, further, that any Transfer shall be permitted pursuant to clause (i) or (ii) above only if the transferee(s) of any such Transfer agrees in writing (reasonably satisfactory to Parent) prior to such Transfer to be bound by the terms and conditions of this Agreement with respect to the applicable Covered Shares as if such transferee(s) were the Advisor. Common Shares transferred pursuant to clause (iii) or (iv) of the preceding sentence shall cease to be Covered Shares after such Transfer. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2.1 shall be null and void and of no effect whatsoever. If any involuntary Transfer of any of such Stockholder’s Covered Shares shall occur (including, but not limited to, a sale by such Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, subject to applicable Law, take and hold such Covered Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement as if such transferee(s) were the Advisor. Until the Expiration Time, the Advisor shall maintain sole voting and dispositive power over any Covered Shares of any Stockholder, other than any Covered Shares Transferred after the date hereof in accordance with the prior provisions of this Section 2.1.

2.2. No Inconsistent Arrangements. Until the Expiration Time, the Advisor agrees that it shall not, and shall cause the Stockholders not to, take any action, in its capacity as the holder of voting and dispositive power over the Covered Shares, that would directly or indirectly have the effect of preventing, materially delaying or materially impairing the Advisor from performing any of its obligations under this Agreement or that would, or would reasonably be expected to, have the effect of preventing, materially delaying or materially impairing, the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the performance by the Company of its obligations under the Merger Agreement.

3. Agreement to Vote the Covered Shares.

3.1. Voting Agreement. Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), and on any action or approval of the Company’s stockholders by written consent with respect to any of the following matters, the Advisor shall vote (including via proxy) all of the Covered Shares (or cause the holder of record on any applicable record date to vote (including via proxy) all of the Covered Shares) (a) in favor of any proposal to approve the adoption of the Merger Agreement and approve the Merger; and (b) against (1) any action or agreement that would reasonably be expected to result in any of the conditions to the Company’s obligations set forth in Section 7 under the Merger Agreement not being fulfilled or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Advisor contained in this Agreement and (2) any Company Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede or interfere with the consummation of the Merger and the other transactions contemplated by the Merger Agreement (clauses (a) and (b), the “Covered Proposals”).

3.2. Quorum. Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), the Advisor shall cause each Stockholder to be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

3.3. Return of Proxy. The Advisor shall execute and deliver (or cause the holders of record to execute and deliver), promptly upon receipt, any proxy card or voting instructions it or the Stockholders receive that is sent to stockholders of the Company soliciting proxies with respect to any matter described in Section 3.1, which shall be voted in the manner described in Section 3.1 (with Parent to be promptly notified (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions).

4. Waiver of Certain Actions. The Advisor hereby agrees that (a) it shall not (and shall cause each Stockholder not to) commence or participate in, and (b) it shall take (and shall cause each Stockholder to take) all actions necessary to opt out of any class in any class action with respect to, in each of cases (a) and (b), any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates, successors, directors, managers or officers (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the closing of the Merger) or (ii) alleging a breach of any duty of the Company Board of Directors in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

5. Fiduciary Duties; Legal Obligations. The Advisor is entering into this Agreement solely in its capacity as the holder of voting and dispositive power over the Covered Shares. Nothing in this Agreement shall in any way limit or affect any actions taken by any Affiliate or designee of the Advisor in his or her capacity as a director or officer of the Company or from complying with his or her fiduciary duties or other legal obligations while acting in such capacity as a director or officer of the Company, it being understood that this Agreement applies to the Advisor solely in its capacity as the holder of voting and dispositive power over the Covered Shares and does not apply to any such Affiliate or designee’s actions, judgments or decisions as a director or officer of the Company.

6. Representations and Warranties of the Advisor. The Advisor hereby represents and warrants to Parent and the Company that:

6.1. Due Authority. The Advisor has the full power and capacity to make, enter into and carry out the terms of this Agreement. The Advisor is duly organized, validly existing and in good standing in accordance with the Laws of its jurisdiction of formation, as applicable, and the execution and delivery of this Agreement, the performance of the Advisor’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized. This Agreement has been duly and validly executed and delivered by the Advisor and constitutes a valid and binding obligation of the Advisor enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

6.2. Ownership of the Covered Shares. (a) The applicable Stockholder is, as of the date hereof, the beneficial and record owner of the Covered Shares set forth on Schedule A, free and clear of any and all Liens other than those (i) created by this Agreement or (ii) arising under applicable securities Laws, and (b) the Advisor has sole voting and dispositive power over all of the Covered Shares. Neither the Advisor nor any Stockholder has not entered into any agreement to Transfer any Covered Shares. As of the date hereof, each Stockholder does not own, beneficially or of record, any Common Shares or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any Common Shares or other voting shares of the Company) other than the Owned Shares.

6.3. No Conflict; Consents.

a. The execution and delivery of this Agreement by the Advisor does not, and the performance by the Advisor of its obligations under this Agreement and the compliance by the Advisor with any provisions hereof does not and will not: (a) conflict with or violate any Laws, or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Covered Shares of a Stockholder pursuant to any Contract or obligation to which the Advisor or any Stockholder is a party or by which the Advisor or any Stockholder is subject.

b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Entity or any other Person, is required by or with respect to the Advisor or any Stockholder in connection with the execution and delivery of this Agreement or the consummation by it of the transactions contemplated hereby.

6.4. Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of the Advisor, threatened against or affecting the Advisor or any Stockholder that would reasonably be expected to impair the ability of the Advisor to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

7. Miscellaneous.

7.1. No Solicitation. Until the Expiration Time, the Advisor will not, and will cause its controlled Affiliates (including the Stockholders) not to, take any action that the Company is prohibited from taking pursuant to Section 5.2 of the Merger Agreement, subject in each case to Section 5 of this Agreement in all respects.

7.2. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Common Shares by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

7.3. Amendments and Modifications. Subject to applicable Law, this Agreement may be amended, modified and supplemented, by written agreement of the Parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

7.4. Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Party incurring such fees, costs or expenses.

7.5. Notices. Any notice or other communication required or permitted hereunder will be in writing and will be deemed given when delivered in person, by overnight courier, or by email transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto), or two Business Days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

a.	if to the Advisor, to:

Baker Bros. Advisors LP

860 Washington St., 3rd Floor

New York, NY 10014

Attention: Scott L. Lessing, President

Email: [***********]

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Attn:	Douglas A. Rappaport

Zachary N. Wittenberg

Email:	darappaport@akingump.com

zwittenberg@akingump.com

b.	if to Parent, to:

Pfizer Inc.

66 Hudson Boulevard East

New York, New York, 10001-2192

Attention: Bryan Supran, Senior Vice President and Deputy General Counsel

Email: [*******]

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attn:	David K. Lam

Zachary S. Podolsky

Email:	dklam@wlrk.com

zpodolsky@wlrk.com

c.	if to the Company, to:

Seagen Inc.

21823 30th Drive SE

Bothell, Washington 98021

Attention: Jean Liu, Chief Legal Officer

Email: [*******]

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attn:	Matthew G. Hurd

Melissa Sawyer

Bradley S. King

Email:	hurdm@sullcrom.com

sawyerm@sullcrom.com

kingbrad@sullcrom.com

Telephone:     (212) 558-4000

Any Party may by notice delivered in accordance with this Section 7.5 to the other Parties designate updated information for notices hereunder. Notice of any change to the address or any of the other details specified in or pursuant to this section will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date specified in such notice or the date that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 7.5. Nothing in this Section 7.5 will be deemed to constitute consent to the manner or address for service of process in connection with any legal Proceeding, including litigation arising out of or in connection with this Agreement.

7.6. Governing Law. This Agreement and all actions arising under or in connection therewith will be governed by and construed in accordance with the Laws of the State of Delaware, regardless of any other Laws that might otherwise govern under applicable principles of conflicts of law.

7.7. Jurisdiction. Each of the Company, Parent and the Advisor (on behalf of itself and the Stockholders) irrevocably agrees that any legal action or Proceeding with respect to this Agreement or the transactions contemplated hereby or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns will be brought and determined in the Court of Chancery in the State of Delaware and, if such court declines jurisdiction, any other state court of the State of Delaware or the United States District Court for the District of Delaware, and each of the Company, Parent and the Advisor (on behalf of itself and the Stockholders) hereby irrevocably submits with respect to any action or Proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Company, Parent and the Advisor (on behalf of itself and the Stockholders) hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or Proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), or (c) to the fullest extent permitted by Law, that (i) the suit, action or Proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or Proceeding is improper or (iii) this Agreement, or the subject matter hereof, is not enforceable in or by such courts.

7.8. Service of Process. Each Party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 7.7 in any such action or Proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 7.5. However, the foregoing will not limit the right of a Party to effect service of process on any other Party by any other legally available method.

7.9. Waiver of Jury Trial. EACH OF PARENT, COMPANY AND THE ADVISOR (ON BEHALF OF ITSELF AND THE STOCKHOLDERS) HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENT OR ACTION RELATED HERETO OR THERETO.

Each Party certifies and acknowledges that (a) no Representative of any other Party has represented, expressly or otherwise, that such other Party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such Party has considered the implications of this waiver, (c) such Party makes this waiver voluntarily, and (d) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 7.9.

7.10. No Waiver; Remedies Cumulative. No failure or delay by any Party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

7.11. Documentation and Information. The Advisor shall not, and shall cause its controlled Affiliates (including the Stockholders) not to, make any public announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law (provided that reasonable notice of any such disclosure will be provided to Parent, and the Advisor will consider in good faith the reasonable comments of Parent with respect to such disclosure and otherwise cooperate with Parent in obtaining confidential treatment with respect to such disclosure if requested by Parent at Parent’s sole cost and expense). The Advisor consents to and authorizes (and hereby agrees that the Stockholders consent and authorize) the publication and disclosure by Parent and the Company of the Advisor’s and the Stockholders’ identity and holding of the Covered Shares, and the terms of this Agreement (including the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (provided that reasonable notice of any such disclosure will be provided to the Advisor, and Parent will consider in good faith the reasonable comments of the Advisor with respect to such disclosure), and the Advisor acknowledges (and hereby agrees that the Stockholders acknowledge) that Parent and the Company may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority or securities exchange. The Advisor agrees to promptly give the Company and Parent any information it may reasonably require for the preparation of any such disclosure documents, and the Advisor agrees to promptly notify the Company and Parent of any required corrections with respect to any information supplied by the Advisor specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

7.12. Further Assurances. The Advisor agrees that it shall, and shall cause the Stockholders to, from time to time, at the reasonable request of Parent and without further consideration, execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

7.13. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, the Advisor, on behalf of itself and the Stockholders, hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to the Covered Shares (and that this Agreement places limits on the voting and transfer of the

Covered Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time; provided, that such stop transfer order will not be applicable to any Transfer effectuated in compliance with Section 2.1 hereof.

7.14. Specific Performance. The Parties acknowledge and agree that, in the event of any breach of this Agreement, irreparable harm would occur that monetary damages could not make whole. It is accordingly agreed that (i) each Party will be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of this Agreement in any action without the posting of a bond or undertaking and (ii) the Parties will, and hereby do, waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of this Agreement. Notwithstanding the Parties’ rights to specific performance pursuant to this Section 7.14, each Party may pursue any other remedy available to it at law or in equity, including monetary damages.

7.15. Indemnification. From and after the Effective Time, Parent will indemnify, defend and hold harmless the Advisor and the Stockholders against any costs or expenses (including attorneys’ fees and expenses), amounts paid in settlement, judgments, fines, losses, claims, damages or liabilities incurred by any of them in connection with, arising out of or otherwise related to any third-party claim, whether asserted or claimed prior to, at or after the Effective Time, arising from or in connection with the execution of this Agreement and the transactions contemplated hereby, including the Merger.

7.16. Entire Agreement. This Agreement, including the Schedules hereto, constitutes the entire agreement among the Parties, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to such subject matter. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

7.17. Interpretation. Except where stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “either” and “or” are not exclusive and “include,” “includes” and “including” are not limiting, (b) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (c) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if,” (d) descriptive headings are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement, (e) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms, (f) references to a Person are also to its permitted successors and assigns, (g) references to a “Section,” or “Schedule” refer to a Section of, or a Schedule to, this Agreement, (h) references to a federal, state, local or foreign statute or Law shall mean such Law as from time to time amended, modified or supplemented, and include any rules, regulations and delegated legislation issued thereunder, and (i) words denoting any gender will be deemed to include all genders and words denoting natural persons will be deemed to include business entities and vice versa. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party. No summary of this Agreement prepared by any Party will affect the meaning or interpretation of this Agreement. The Parties agree that they have been represented by counsel during the negotiation and execution of this

Agreement and, therefore, waive the application of any Law, regulation, holding or ruling of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. Whenever the final day for performance of an obligation under this Agreement, falls on a day other than a Business Day, the time period for performance thereof will automatically be extended to the next day that is a Business Day.

7.18. Assignment; Third-Party Beneficiaries. This Agreement will not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Nothing in this Agreement, express or implied, will confer upon any Person other than the Parties and their respective successors and permitted assigns any right, benefit or remedy of any nature by reason of this Agreement.

7.19. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The Parties will replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

7.20. Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Time.

7.21. Termination. This Agreement shall automatically terminate without further action by any of the Parties and shall have no further force or effect as of the Expiration Time; provided that the provisions of Sections 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.15, 7.17, 7.20 and 7.21 shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any Party from seeking any remedies (at Law or in equity) against any other Party for that Party’s breach of any of the terms of this Agreement prior to the date of termination.

7.22. Counterparts and Signature. This Agreement may be executed in two or more counterparts (including by an electronic signature, electronic scan or electronic transmission in portable document format (.pdf), including (but not limited to) DocuSign, delivered by electronic mail), each of which will be deemed an original but all of which together will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

7.23. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Advisor and the Stockholders, as applicable, and Parent shall have no authority to direct the Advisor in the voting or disposition of any Covered Shares, expect as specifically provided herein.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

PFIZER INC.

By:	/s/ Deborah Baron
Name: Deborah Baron
Title: Senior Vice President

SEAGEN INC.

By:	/s/ David Epstein
Name: David R. Epstein
Title: Chief Executive Officer

BAKER BROS. ADVISORS LP

By:	/s/ Scott Lessing
Name: Scott Lessing
Title: President

Schedule A

Name	Address	Owned Shares*
667, L.P.	c/o Baker Bros. Advisors LP 860 Washington Street, 3rd Floor New York, NY 10014	3,947,262
Baker Brothers Life Sciences, L.P.	c/o Baker Bros. Advisors LP 860 Washington Street, 3rd Floor New York, NY 10014	42,825,004

*

If any additional Common Shares are owned by any of the Stockholders as of the date hereof, such shares shall be automatically deemed to be “Owned Shares” notwithstanding the contents of this Schedule A.